BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

EXCERPT OF THE MINUTES OF THE 10th ORDINARY BOARD OF DIRECTORS' MEETING HELD ON OCTOBER 29, 2015

1.                 Date, Time and Place: Held on October 29, 2015, at 9:00 a.m., at BRF S.A.'s office ("Company") located at Rua Hungria no. 1400, 5° andar, in the City of São Paulo, State of São Paulo.

2.                Board: Chairman: Abilio dos Santos Diniz. Secretary: Larissa Brack.

3.                Call of Meeting and Attendance: The call of meeting was duly made under the Company's Articles of Incorporation. Most of the members of the Company's Board of Directors were present: Messrs Abilio dos Santos Diniz, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Manoel Cordeiro Silva Filho, Renato Proença Lopes, Vicente Falconi Campos and Walter Fontana Filho. Justified absences: Messrs Henri Philippe Reichstul; Paulo Guilherme Farah Correa.

4.                Agenda: 1. Technical Note for the opening of office in Turkey. 2. Technical Note for K&S. 3. Special grant of Stock Options. 4. 2015 Global Compensation. 5. BRF18 Approval. 6. 3rd Quarter 2015 Quarterly Information Approval 7. Share Repurchase Program 8. Approval of contracting of Ernst&Young for response to CADE on the non-fulfillment of TCD. 9. Technical Note for expropriation of land in Toledo/PR. 10. Technical Note for expropriation of land in Concórdia/SC.

5.                Resolutions: Upon commencing the meeting, verifying the quorum for this meeting to be convened, the members of the Board of Directors, unanimously and without any safeguards:

5.1.            Technical Note for the opening of office in Turkey. In compliance with the recommendations by the Strategy, M&A and Markets Committee, approved the opening of a new agency office in Turkey, directly through the Company or by means of its controlled company BRF GmbH, being able to constitute local attorneys-in-fact and attorneys-at-law, hire professionals to act at that office, lease any physical space, acquire personal property, as well as act as required for the good operation of the said office.

BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

EXCERPT OF THE MINUTES OF THE 10th ORDINARY BOARD OF DIRECTORS' MEETING HELD ON OCTOBER 29, 2015

5.2.           Technical Note for K&S. In compliance with the recommendations by the Strategy, M&A and Markets Committee, authorized the Company's Executive Board to trade the renegotiation of the joint-venture agreement existing between the Company and Mondelēz and further related documents (respectively, "JV" and "Mondelēz"), as well as the allocation to be provided to K&S Alimentos S.A.  ("K&S"), a company by which the JV operations are currently conducted. Thus, the Company's Executive Board is authorized to (i) trade and agree to all terms and conditions related to such operation, being able to dispose of and acquire shareholding under such context, (ii) enter into any and all related documents, and (iii) vote at any K&S' meeting, in order to approve any matter related thereto. The Company may be represented by the Executive Board or attorneys-in-fact legally designated by the Executive Board, under the Company's articles of incorporation, for the execution of any of the aforementioned acts and the execution of any related documents.

5.3.           Special grant of Stock Options. In compliance with the recommendation by the Personnel, Organization and Culture Committee, approved the special grant for four (4) new people recently hired by the Company, as per the presentation hereby filed at the Company's headquarters.

5.4.           2015 Global Compensation. In compliance with the recommendation by the Personnel, Organization and Culture Committee, approved an adjustment solely as a disclosure of the management's global compensation for 2015, approving as well the call of meeting for the shareholders' meeting for the resolution on the said means of communication by the Company's shareholders.

5.5.            BRF18 Approval. In compliance with the recommendations by the Strategy, M&A and Markets Committee, approved the strategic plan for the next three (3) years (BRF 18) of the Company.

5.6.           3rd Quarter 2015 Quarterly Information Approval. In compliance with the recommendation by the Audit Committee, approved, unanimously and without any safeguards, the Quarterly Information and the respective Management Report of the 3rd Quarter 2015, and authorized the Company's Executive Board to take all actions required for the disclosure of the Quarterly Information hereby approved.

BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

EXCERPT OF THE MINUTES OF THE 10th ORDINARY BOARD OF DIRECTORS' MEETING HELD ON OCTOBER 29, 2015

5.7.            Share Repurchase Program. Approved, unanimously and without any safeguards, the opening of a repurchase programs of stocks issued by the Company ("Repurchase Program"), in which fifteen million (15,000,000) common stocks, registered and with no par value, issued by the Company may be purchased, without any reduction of the capital stock, in accordance with the terms and conditions provided for in Annex I hereto. The stocks purchased pursuant to the Share Repurchase Program may be canceled, used for performance of the Stock Option Plan, Restricted Share Grant Plan or assigned to any other plans approved by the Company. The Company's Executive Board is authorized to act as required to perform the resolutions hereby made, and it may also define the time and quantity of stocks to be purchased in a single operation or in a series of operations, in compliance with the limits and restrictions set forth in Law No. 6.404, of December 15, 1976, as amended, and at CVM Instruction No. 567, of September 17, 2015.

5.8.           Approval of contracting Ernst&Young for response to CADE on the fulfillment of TCD. Approved the contracting of Ernst&Young for the performance of audit procedures evidencing the fulfillment, by the Company, of certain determinations imposed by CADE at TCD (Performance Commitment Agreement), which procedures supporting, together with other documents, the response by Company to CADE.

5.9.           Technical Note for expropriation of land in Toledo/PR. In compliance with the recommendation by the Finance, Governance and Sustainability Committee, approved the expropriation of an area measuring 1,006.50m2, with enrollment No. 53.479, owned by the Company - Toledo/PR unit - upon indemnifying the Company in the amount of R$ 45,292.50.

5.10.       Technical Note for expropriation of land in Concórdia/SC. In compliance with the recommendation by the Finance, Governance and Sustainability Committee, approved the expropriation of an area measuring 3,230.40m2, with enrollment No. 104, owned by the Company - Concórdia/SC unit - upon indemnifying the Company in the amount of R$ 113,000.00.

BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

EXCERPT OF THE MINUTES OF THE 10th ORDINARY BOARD OF DIRECTORS' MEETING HELD ON OCTOBER 29, 2015

The Company's Officers are hereby authorized to act as required and execute any and all documents required for the implementation of the resolutions hereby approved, as the case may be.

6.                Documents Filed at the Company: The documents related to the subjects in the agenda supporting the resolutions made by the Board of Directors' members and/or information provided during the meeting are filed at the Company's headquarters.

7.                 Approval and Execution of the Minutes: Having nothing further to discuss, the Chairman closed the meeting by recording these minutes as a summary, which were read, found to be compliant and executed by all members. São Paulo, October 29, 2015. Signatures: Board: Mr. Abilio dos Santos Diniz – Chairman; Ms. Larissa Brack Trisotto – Secretary. Directors: Messrs Abilio dos Santos Diniz, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Manoel Cordeiro Silva Filho, Renato Proença Lopes, Vicente Falconi Campos and Walter Fontana Filho.

I hereby certify that this is a true copy of the minutes recorded in Book No. 4, pages 116 to 126, of minutes of Ordinary and Special Board of Directors' Meetings of the Company.

____________________________________

Larissa Brack

Secretary

BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

EXCERPT OF THE MINUTES OF THE 10th ORDINARY BOARD OF DIRECTORS' MEETING HELD ON OCTOBER 29, 2015

ANNEX I

Trading of Shares Issued by the Company

(as per Annex 30 - XXXVI of ICVM 480)

1. Justify, in details, the purpose and expected economic effects of the operation.

The Company’s share repurchase program aims at the efficient investment of available funds in order to maximize the company's use of proceeds and value creation for shareholders.

2. State the number of (i) outstanding and (ii) treasury shares

The Company has, on the date hereof: (i) 836,832,010 outstanding shares; of which (ii) 42,833,325 are held in treasury.

3. State the number of shares that may be purchased or disposed of.

The Company may purchase up to 15,000,000 common shares, registered and with no par value, issued by itself.

4. Describe the main characteristics of the derivative instruments that the company may use, if any.

Not applicable, since the Company will not use derivative instruments.

5. Describe, if any, the existing agreements or voting instructions between the company and the counterparty in the transactions

Not applicable, considering that the Company will perform the acquisitions in the stock exchange, having no knowledge of who will be the counterparties in such transactions.

BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

EXCERPT OF THE MINUTES OF THE 10th ORDINARY BOARD OF DIRECTORS' MEETING HELD ON OCTOBER 29, 2015

6. In the event of transactions carried out outside of the organized securities markets, state:

a. the maximum (minimum) price for which the shares will be purchased (disposed of); and

b. as the case may be, the reasons for performing the transactions at prices more than ten percent (10%) higher, in the case of purchase, or more than ten percent (10%) less, in the case of disposal, than the average price, weighted by volume, within ten (10) previous trading days.

Not applicable, since the transactions will be carried out in the stock exchange.

7. State, if any, the impacts that the trading will have on the composition of the shareholding or corporate structure;

Not applicable, since the Company does not expect any impacts on the Company’s shareholding or corporate structure.

8. Identify the counterparties, if known, and, in the case of related party to the company, as defined by accounting rules that address this matter, provide the information required by article 8 of CVM Instruction no. 481, of December 17, 2009;

Not applicable, considering that the Company will perform the acquisitions in the stock exchange, having no knowledge of who will be the counterparties in such transactions.

9. Indicate the use of the assessed proceeds, as the case may be.

Not applicable, since the Company will not assess the proceeds; the purchased shares will be held in treasury and may be used to fulfill the exercise of stock option plan under the Share Incentive Plan, for subsequent disposal, in public or private transactions (subject to the necessary approvals), as well as cancellation.

BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

EXCERPT OF THE MINUTES OF THE 10th ORDINARY BOARD OF DIRECTORS' MEETING HELD ON OCTOBER 29, 2015

10. Indicate the maximum term for the settlement of authorized operations

The settlement of operations will be carried out within twelve (12) months, beginning on October 30, 2015 and ending on October 28, 2016.

11. Identify institutions that will act as intermediaries, if any.

The following financial institutions will act as intermediaries for transactions involving the purchase of the shares at BM&FBOVESPA: (i) Bradesco S.A. Corretora de Títulos e ValoresMobiliários, established at Av. Paulista, 1450, 7th  floor, Bela Vista, in the City of São Paulo, SP, enrolled with the CNPJ under the No. 61.855.045/0001-32; (ii) CitiGroup Global Markets Brasil Corretora de Câmbio, Títulos e Valores Mobiliários S/A, established at Av. Paulista, 1111, 14th  floor, Bela Vista, in the City of São Paulo, SP, enrolled with the CNPJ under the No. 33.709.114/0001-64; (iii) Itaú Corretora de Valores S.A., established at Av. Brigadeiro Faria Lima, 3500, 3rd  floor, Itaim Bibi, in the City of de São Paulo, SP, enrolled with the CNPJ under the No. 61.194.353/0001-64; (iv) Merrill Lynch S.A. Corretora de Títulos e ValoresMobiliários, established at Av. Brigadeiro Faria Lima, 3400, conjunto 161, part A, Itaim Bibi, in the City of São Paulo, SP, enrolled with the CNPJ under the No. 02.670.590/0001-95; (v) Santander Corretora de Câmbio e Valores Mobiliários S.A., established at Av. Presidente Juscelino Kubitschek, 2235, 24th  floor, in the City of São Paulo, SP, enrolled with the CNPJ under the No. 51.014.223/0001-49; (vi) UBS Brasil Corretora de Câmbio, Títulos e Valores Mobiliários S/A, established at Av. Brig. Faria lima, 4440, 7th  floor, Itaim Bibi, in the City of São Paulo, SP, enrolled with the CNPJ under the No. 02.819.125/0001-73; and (vii) XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S/A, established at Av. Brigadeiro Faria Lima, 3600, 10th  floor, in the City of São Paulo, SP, enrolled with the CNPJ under the No. 02.332.886/0001-04.

BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

EXCERPT OF THE MINUTES OF THE 10th ORDINARY BOARD OF DIRECTORS' MEETING HELD ON OCTOBER 29, 2015

12. Specify the available funds to be used as provided for in article 7, paragraph 1, of CVM Instruction no. 567, of September 17, 2015.

The purchase of shares will occur upon investing available funds arising from the Profit Reserve account that, according to the Intermediate Financial Statements, date base of September 30, 2015, as approved in the Board of Directors’ meeting held on October 29, 2015, the Company had R$ 1.369.601 thousand.

13. Specify the reasons why the board of directors' members are comfortable that the repurchase of shares will not affect the fulfillment of obligations towards creditors or the payment of mandatory dividends, either fixed or minimum.

The Company has been demonstrating full capacity of paying its financial commitments, since its operations are strongly cash-generating and the loans granted to customers are essentially short term.

The amount to be used for the repurchase of all of the 15,000,000 shares would correspond, considering the average price between September 28, 2015 and October 28, 2015, to approximately R$1.025 million. This amount represents about 13% of the Company's cash, as provided in the Intermediate Financial Statements, date base of September 30, 2015, as approved in the Board of Directors’ meeting held on October 29, 2015.

In view of the small percentage in cash, such amount represents that, as well as the management's overall evaluation regarding the Company's financial situation, members of the board of directors are comfortable that the repurchase of shares shall not affect the fulfillment of obligations towards creditors, nor the payment of mandatory dividends, either fixed or minimum.

São Paulo, October 29, 2015.

____________________________________

Larissa Brack

Secretary